Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Bespoke Extracts, Inc., as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Danil Pollack, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Danil Pollack
Danil Pollack
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

Dated: February 4, 2021